Exhibit 31.2

CFO CERTIFICATION

I, Michael Fleisher, certify that:

1.	I have reviewed this Amendment to the Annual Report on Form 10-K of Wayfair Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 2, 2016	/s/ MICHAEL FLEISHER
(Date)	Michael Fleisher Chief Financial Officer